UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 25, 2007
THE TIMBERLAND COMPANY
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Ex-99.1 Press Release, dated April 25, 2007 (Restatement)
Ex-99.2 Press Release, dated April 25, 2007 (Acquisition)

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On April 25, 2007, The Timberland Company (“Timberland”,“Company”, “we”, “our”, or “us”) issued a press release announcing that it was postponing the release of its 2007 first-quarter results and related conference call to make certain non-cash adjustments to its financial statements. As a result of a review of recent clarifying guidance relating to accounting for certain foreign currency hedging instruments, the Company has determined that certain technical requirements of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, were not met. On April 25, 2007, the Audit Committee of the Company’s Board of Directors, upon management’s recommendation, concluded that the Company’s previously issued financial statements for the fiscal years ended 2001 through 2006 (as well as the reports of Deloitte & Touche LLP, the Company’s independent registered public accounting firm for those years), and the corresponding interim periods should no longer be relied upon. Therefore, the Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2006 to restate its financial statements and other financial information for the years 2006, 2005, and 2004, and to correct financial information for the years 2003 and 2002 and for each of the quarters in years 2006 and 2005. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     Recent clarification by the Securities and Exchange Commission regarding the application of the matched-critical terms method under SFAS 133, specifically settlement timing, has led the Company to the conclusion that the settlement of our derivatives which occur at the end of each fiscal quarter do not effectively match the revenue of our business which is recorded on a daily basis. As a result of this mismatch, the Company’s hedging activity does not qualify for hedge accounting treatment under this approach. Under the previously applied approach, the derivative gains and losses designated as cash flow hedges had been included as a component of equity until the hedged transactions were settled, at which time the hedging gains and losses were reclassified to the income statement. The restatement will include these gains and losses in earnings on a current basis as the changes in value of the derivatives occur. Accordingly, the restatement results in a change in the timing of when the gains and losses will be recognized in earnings.
     Management and the Audit Committee of our Board of Directors have each discussed the matters disclosed in this Item 4.02(a) with Deloitte & Touche LLP, our independent registered public accounting firm.

Item 8.01. Other Events.
     On April 25, 2007, the Company announced in a press release that it has acquired substantially all of the assets of IPATH, LLC through its new wholly-owned subsidiary, IPATH Footwear Inc. IPATH designs, develops and markets skateboarding-inspired casual footwear, apparel and accessories, and will continue to be led by its founders Brian Krauss and Matt Field at its location based in Torrance, California. The terms of the transaction were not disclosed. A copy of our press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release of The Timberland Company dated April 25, 2007, announcing the restatement due to changes in accounting for foreign currency hedges and postponement of release of first quarter earnings.

99.2	Press Release of The Timberland Company dated April 25, 2007, announcing the acquisition of substantially all of the assets of IPATH, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date: April 27, 2007	By:	/s/ John Crimmins
Name: John Crimmins Title: Acting Chief Financial Officer, Vice President, Corporate Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Timberland Company dated April 25, 2007, announcing the restatement due to changes in accounting for foreign currency hedges and postponement of release of first quarter earnings.

99.2	Press Release of The Timberland Company dated April 25, 2007, announcing the acquisition of substantially all of the assets of IPATH, LLC.